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EXHIBIT 5.1

December 15, 1997

GateField Corporation
47100 Bayside Parkway
Fremont, California 94538

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 16, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933,of, and the related authorization for you to issue, up to 3,000,000 shares of your Common Stock (the "Stock") pursuant to the exercise of options or purchase rights granted or to be granted by you under your 1993 Stock Option Plan (the "1993 Plan); and up to 750,000 shares of your Stock pursuant to the exercise of options or purchase rights granted or to be granted by you under your 1996 Stock Option Plan (the "1996 Plan); and up to 200,000 shares of your Stock pursuant to the exercise of options or purchase rights granted or to be granted by you under your 1995 Non-employee Directors Stock Option Plan (the "1995 Plan); and up to 500,000 shares of your Stock pursuant to your Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), and up to 550,000 shares of your Stock pursuant to the exercise of options or purchase rights granted or to be granted by you under your 1984 Stock Option Plan (the "1984 Plan").

As your counsel, I have examined the proceedings taken by you in connection with the adoption of the 1993 Plan, the 1996 Plan, the 1995 Plan, the Employee Stock Purchase Plan, and the 1984 Plan and the granting of options thereunder.

It is my opinion that shares of Stock to be issued and sold under the Registration Statement and that are authorized for issuance pursuant to the exercise of stock options granted or to be granted under the 1993 Plan, the 1996 Plan, the 1995 Plan, the Employee Stock Purchase Plan, and the 1984 Plan if issued and sold under the Registration Statement in the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1993 Plan, the 1996 Plan, the 1995 Plan, the Employee Stock Purchase Plan, and the 1984 Plan and accompanying stock options will be legally issued, fully paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement and any amendments thereto.

Very truly yours,

Douglas E. Klint, Esq.